SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                _____________________

                                       FORM 8-K

                                      CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported): July 19, 2000


                            QWEST COMMUNICATIONS INTERNATIONAL INC.
                    (Exact name of registrant as specified in its charter)


                                           Delaware
                        (State or other jurisdiction of incorporation)



    000-22609                                  84-1339282
    (Commission File Number)         (IRS Employer Identification No.)

        1801 California Street Denver, Colorado       80202
        (Address of principal executive offices)      (Zip Code)

         Registrant's telephone number, including area code:  303-992-1400


                                      Not applicable
             (Former name or former address, if changed since last report)


ITEM 5.      Other Events

On July 19, 2000, the Registrant reported financial results for the second quarter of 2000 for itself and for U S WEST, Inc., a Delaware corporation ("U S WEST"), which it acquired on June 30, 2000. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest and U S WEST with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, adverse changes in the regulatory or legislative environment, and failure to achieve the synergies and financial results expected to result from the acquisition of U S WEST timely or at all. This Current Report on Form 8-K and the attachments include or incorporate by reference analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits


             Exhibit 99.1  Press release of the Registrant dated July 19, 2000.



                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:    August 11, 2000   By:      /s/ Yash A. Rana
                                    ------------------------------
                                        Yash A. Rana
                                        Associate General Counsel and
                                        Assistant Secretary


                              EXHIBIT INDEX

Exhibit No.
----------
Exhibit 99.1    Press release of the Registrant dated July 19, 2000.